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November 5, 1996

RE: Supplemental Proxy Material


Dear Shareholder:

    The Fund's Shareholder Meeting scheduled for October 30, 1996 has been adjourned to December 3, 1996 at 9 a.m. The attached information should be substituted for that contained in the Fund's Proxy Statement dated August 22, 1996. Due to an error in transcription, the Fund's Proxy Statement was not complete. We are sorry for any inconvenience that this may have caused you.

    Enclosed is another proxy card for your use. In the event you have not voted, please return the enclosed proxy card in the envelope provided or call 1-800-733-8481, ext. 401.

Sincerely,

/s/ Richard A. Redeker

Richard A. Redeker
President
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ERRATA SHEET
Total Outstanding Shares
    The total outstanding shares of the Fund are 434,807,707.
Exhibit E - 5% Shareholder Report.
    As of August 9, 1996, the only beneficial owners, directly or indirectly, of 5% or more of the outstanding Shares of the Fund were:

Name                                                       Shares
------------------------------------------------------     --------------------
Prudential Timber Fund III                                 22,152,082 (5.0%)
Attn: Frederick W. Blum
The Prudential Center
P.O. Box 990407
Boston, MA 02199-0407

Pruco Incorporated                                         44,299,345 (10.1%)
The Prudential Insurance Company of America
Attn: Rita Lombardi
213 Washington St., Stop 093
Newark, NJ 07102-2917

Prudential Healthcare Plan of California Inc.              103,765,154 (23.8%)
Attn: Jennifer Sirotta GRP F-5800
Canoga Avenue WHW2
Woodland Hills, CA 91367-6503

Prusupply Capital Assets Inc.                              25,985,178 (5.9%)
Attn: Accounting Department
c/o George Van Houten
3 Gateway Center, 10th Floor
Newark, NY 07102-4000